                                                                  EXHIBIT (p)(2)

[MCLEAN BUDDEN LOGO]

                                                  CODE OF

                                                    BUSINESS

                                                    CONDUCT

                                                    2005

TABLE OF CONTENTS

INTRODUCTION
    Policy ...................................................                  1
    Understanding the Code ...................................                  1
    Monitoring Procedures ....................................                  1

COMPLIANCE WITH LAWS, REGULATIONS AND COMPANY POLICIES .......                  2

EQUITY AND FAIRNESS IN THE WORKPLACE .........................                  2
    Compensation .............................................                  2

CONFLICT OF INTEREST
    Gifts, Entertainment and Favours .........................                  3
    Personal Investments .....................................                  3
    Outside Activities, Employment and Directorships .........                  6
    Relationships with Clients and Suppliers .................                  7

COMPANY ASSETS ...............................................                  7
    Using Technology Appropriately............................                  7

INTEGRITY OF BOOKS AND RECORDS ...............................                  8

FRAUDULENT ACTS ..............................................                  8

DEALING WITH OUTSIDE PERSONS AND ORGANIZATIONS
    Fair Competition .........................................                  9
    Communications ...........................................                  9
    Media Relations ..........................................                  9

PRIVACY AND CONFIDENTIALITY
    Obtaining and Safeguarding Information ...................                  10
    Access to Information ....................................                  10

CONTRAVENTION OF THE CODE ....................................                  10

PERSONAL TRADE REQUEST .......................................  Appendix A & A.1

LIST OF PERSONAL BROKERAGE ACCOUNTS...........................        Appendix B

CODE OF BUSINESS CONDUCT ACKNOWLEDGEMENT .....................        Appendix C

HOLDINGS REPORT...............................................        Appendix D

INTRODUCTION

      A. POLICY


      McLean Budden Limited and McLean Budden Funds Inc ("the Company") are committed to fair dealing and integrity in the conduct of its business. This commitment is based on a fundamental belief that business should be conducted honestly, fairly and in compliance with both the spirit and the letter of applicable laws. The Company expects all Employees to share its commitment to high standards.



      This booklet outlines the Company's Code of Business Conduct ("the Code"), which applies equally to all Employees. For the purpose of this Code, Employee means any person holding a full-time, salaried position with the Company.



      The Code is in place to ensure that everyone at the Company is working with the sole purpose of doing what is best for our clients with no real or perceived conflicts of interest. In the money management business, there are no higher ethical values than truth, honesty and professionalism. Our reputation is our most important asset and it has taken many years to build. As such, we cannot allow our reputation, and hence the livelihood of everyone working at the Company, to be put at risk by actions of any individual Employee. The Company stresses to its Employees that one important purpose of this Code is to protect Employees from inadvertently finding themselves in a conflict of interest with consequent damage to their reputations or potential loss of employment. The Code is designed to inform you about the Company's principles and values and what the Company considers appropriate business practices and behaviour.



Compliance with the Code by all Employees is mandatory and is one of the conditions of employment.


                           (i) UNDERSTANDING THE CODE

      Please study the Code carefully so that you understand the expectations and obligations inherent in the Company's commitment to conducting business ethically.

      Each Employee should apply the Code using common sense and with the intention of complying fully with both the written words and the spirit underlying the words.


      If an Employee is in doubt about the application of the Code, the Employee should discuss the matter with the Chief Financial Officer.


                           (ii) MONITORING PROCEDURES


      If an Employee becomes aware of, or suspects, a contravention of the Code, the Employee must promptly and confidentially advise the Company as set out in the Contravention of the Code section of this booklet. The matter will be investigated and dealt with as set out in that section.



      Each year, every Employee will be asked to review the Code and will be reminded of their responsibility to advise the company if they are not in compliance with the Code, or if they are aware of any contravention of the Code.

COMPLIANCE WITH LAWS,
  REGULATIONS AND COMPANY POLICIES


      Employees must comply with all applicable laws and regulations and Company rules, policies and procedures applicable to their activities for and on behalf of the Company. The Company will not condone any violation of the law or any unethical business dealing by any Employee, including any payment for, or other participation in, an illegal act, including bribery or money laundering activities.


      Employees are responsible for understanding the laws and regulations governing their duties. Employees must seek advice from their supervisor or from the Chief Financial Officer, if they require assistance to understand issues on compliance with laws and regulations.


      In carrying out their responsibilities, Employees must ensure that their conduct cannot be interpreted as being in any way in contravention of applicable laws and regulations governing the operations of the Company and should consider how their actions may be perceived by others.


EQUITY AND FAIRNESS IN THE WORKPLACE


      McLean Budden considers respect, understanding and mutual co-operation to be essential to a productive and satisfying work environment. Accordingly, the Company is committed to equity and fairness in its employment and compensation practices with respect to all Employees. All Employees have the right to work in an environment that is free from any form of discrimination or harassment.



      An Employee should report any cases of actual or suspected discrimination or harassment as set out in the Contravention of the Code section of this booklet or in accordance with any Company policies specifically relating to this topic.


      2.

      3. COMPENSATION


      The Company compensates Employees based upon formal rates for salaries, wages, and benefits. The Company also pays incentive compensation where applicable.



      No Employee may receive commissions or other compensation related directly to the sale of any product or service of the Company.


      Employees may not receive any money or item of value (other than regular remuneration) either directly or indirectly, for negotiating, procuring, recommending or aiding in any transaction made by or on behalf of the Company, and may not have any direct or indirect financial interest in such a transaction.

CONFLICT OF INTEREST


      The Company requires Employees to perform their duties conscientiously, honestly and in accordance with the best interests of the Company and its clients.



      Employees must not use their positions, or knowledge gained through their employment with the Company, for private or personal advantage or in such a manner that a conflict or an appearance of conflict arises between the Company's interests and their personal interests. A conflict could arise where the Employee, a member of the Employee's family, or a business with which the Employee or their family is associated, obtains a gain, advantage or profit by virtue of the Employee's position with the Company or knowledge gained through that position.



    In situations where a conflict of interest or the appearance of a conflict of interest exists, or could exist, the Employee should immediately make all the facts known to the person to whom they report.


      GIFTS, ENTERTAINMENT

      1) AND FAVOURS

      Employees are sometimes exposed to business situations where gifts, entertainment or other favours are offered to them by individuals or organizations.


      An Employee should not accept gifts, entertainment or other favours that could in any way influence, or appear to influence, business decisions in favour of any person or organization with whom or with which the Company has or is likely to have business dealings.



      Employees should not offer improper payments, excessive gifts or entertainment to Company clients or suppliers. In evaluating the appropriateness of giving or accepting any gift, entertainment or other favour, the Employee should consider both its value and how often it is offered or accepted. The Employee should ensure the gift, entertainment or other favour is not in contravention of the letter or spirit of the Code and that public disclosure of the facts would not embarrass the Company or the Employee. Employees should consult with the President if assistance is required in evaluating the offer or acceptance of any gift, entertainment or other favour.





      PERSONAL INVESTMENTS


      1. TRADING


            Definition

            For the purposes of this Code, BENEFICIAL OWNERSHIP of securities includes securities held by a member of an Employee's or Director's family (child, spouse, parent etc.) sharing the same household as the Employee or Director.

            A) EMPLOYEES AND SPOUSES OF ALL EMPLOYEES


            Employees, spouses and common law relationships of all Employees, including any non-client accounts over which they have authority are not permitted to trade in Restricted Securities. (N.B. Employees, spouses and common law relationships of all Employees are permitted to sell off restricted securities that they held prior to implementation of these rules as long as they follow the approval process outlined below).

            For purpose of the Code, Restricted Securities include common and preferred shares, derivatives of a common or preferred share, convertible bonds and corporate bonds. As of February 1, 2005 income trusts, REITs and their equivalents ARE considered Restricted Securities. Under very special circumstances, the Company's CEO (President) and the CFO may grant exceptions to this policy.


            Furthermore, all Employees must arrange for copies of all of their personal trade contracts and personal statements to be forwarded directly from all brokers to the Company's compliance department (Grant Patterson). Note that this requirement refers to all accounts, whether or not they contain Restricted Securities or other unrestricted types of securities.


            B) APPROVAL PROCESS FOR SELLING DOWN RESTRICTED SECURITIES

                  If Employees, spouses and common law relationships elect to sell down their Restricted Securities, they are bound by each of the following trading rules.


              a) not trade in a Restricted Security in the two week period PRIOR to the Company commencing trading in the same security on behalf of Company clients or during any period when the Company is in the process of purchasing or selling the same security on behalf of Company clients.



              b) ensure that each trade does not contravene the Conflict of Interest provisions of this Code, any applicable laws, or any policies or procedures established by the Company. Personal investment decisions must not be based on material non-public information acquired by reason of an Employee's connection with the Company.



              c) must complete a Personal Trade Request form (see Appendix "A" to the Code) and obtain appropriate approvals thereon, prior to trading.



      2. GENERAL - ALL EMPLOYEES



            1) Marketable securities generally backed by derivative instruments or a basket of securities that attempt to mirror the performance of a broad based securities index such as TIPS and SPDRs are approved for trading by Employees. Similar investments must be approved in writing by MB's Compliance Officer on a case-by-case basis. Once approved the security may be traded at will.



            2) Employees or advised spouses who have personal segregated accounts with the Company must abide by Company trading policies even if a fee is paid to the Company.



            3) Managers who are asked to approve a Trade Approval Form may decide that a trade is not appropriate at that particular time. The manager should note on the Form the reasons for withholding approval of the trade and no further attempts to obtain approval of the trade should be made without consulting that particular manager.

            4) The Company will permit an Employee and his or her immediate family (limited to the Employee's spouse, children, grandchildren, parents and grandparents), if applicable, to purchase B units of the Company's mutual funds.



      3. PRIVATE PLACEMENTS & NEW ISSUES - ALL EMPLOYEES AND DIRECTORS



            Employees may not acquire Beneficial Ownership in private placements or new issues of listed or over-the-counter securities. For clarity this includes private placements or new issues of listed or over-the-counter securities that are common and preferred shares, bonds, income trust and REITs.



      4. SPECIAL REPORTING - ALL EMPLOYEES AND DIRECTORS



            All Employees and Directors of the Company, each being defined here as an `Access Person', must file reports relating to transaction and holdings of Covered Securities. For the purposes of this Code, Covered Securities include, but are not limited to, common and preferred shares, mutual funds (excluding MB mutual funds held in your Group RSP or house account), bonds (excluding those issued by the United States government), income trusts and REITS. Each Access Person is responsible for filing the following reports to the
            Company:


            Initial Holdings Reports


            No later than 10 days after becoming an Access Person, the following information must be filed by the individual:



1) The title, number of shares and principal amount of each Covered Security in which the Access Person has any direct or indirect BENEFICIAL OWNERSHIP;



2) The name of any broker, dealer or bank with whom the Access Person maintained an account in which any Covered Securities were held for the direct or indirect benefit of the Access Person as of the date the Access Person became an Access Person; and



3)    The date that the report is submitted by the Access Person.


            Quarterly Transaction Reports


            No later than 10 days after the end of a calendar quarter, the Access Person must report the following information:



1) With respect to any transaction during the quarter in a Covered Security in which the Access Person had any direct or indirect Beneficial
      Ownership:



                  a) The date of the transaction, the title, the interest rate and maturity date (if applicable), the number of shares and the principal amount of each Covered Security involved;


                  b) The nature of the transaction (i.e. purchase, sale or any other type of acquisition or disposition);


                  c) The price of the Covered Security at which the transaction was effected;


                  d) The name of the broker, dealer or bank with or through which the transaction was effected; and

                  e)    The date that the report is submitted by the Access
                        Person.



2) With respect to any account established by the Access Person in which any Covered Securities were held during the quarter for the direct or indirect benefit of the Access Person:



                  a) The name of the broker, dealer or bank with whom the Access Person established the account;



                  b)    The date the account was established; and



                  c)    The date that the report is submitted by the Access
                        Person.



            Annual Holdings Reports



            No later than 30 days after the end of the calendar year, the Access Person must report the following information:



1) The title, number of shares and principal amount of each Covered Security in which the Access Person had any direct or indirect Beneficial Ownership;



2) The name of any broker, dealer or bank with whom the Access Person maintains an account in which any Covered Securities as held for the direct or indirect benefit of the Access Person; and



3)    The date that the report is submitted by the Access Person.



FAILURE TO ABIDE BY COMPANY PERSONAL TRADING POLICIES COULD SERIOUSLY HARM THE COMPANY'S REPUTATION IN THE MARKET PLACE AND, CONSEQUENTLY, BREACHES WILL BE DEALT WITH SEVERELY AND COULD LEAD TO AN EMPLOYEE'S DISMISSAL FOR CAUSE.


      OUTSIDE ACTIVITIES,

      4. EMPLOYMENT AND

      1) DIRECTORSHIPS


      The Company encourages Employees to participate in religious, charitable, educational, sporting and civic activities in their communities. Employees must not acquire any business interest or participate in any activity which is prohibited by any term of their employment relationship with the Company or that would create or appear to create:


      a) an excessive demand upon their time, attention and energy that would deprive the Company of their best efforts on the job; or

      b) an obligation, interest or distraction which would interfere or appear to interfere with the independent exercise of judgement in the Company's best interests.

      RELATIONSHIPS WITH

      CLIENTS AND SUPPLIERS

  Relationships with clients and suppliers give rise to many situations where real or perceived conflicts of interest may arise.


      Employees should ensure that they are independent, and are seen to be independent, from any business organization having a contractual relationship to provide goods or services to the Company. In circumstances where a relationship might influence or create the impression of influencing their decisions in the performance of their duties on behalf of the Company, Employees should not invest in or acquire a financial interest, directly or indirectly, in such an organization. If such a relationship already exists, the Employee must declare the conflict and then take all necessary steps to ensure they are independent.


COMPANY ASSETS


      The Company has developed a number of internal controls to safeguard its assets and imposes strict standards to prevent fraud and dishonesty. All Employees who have access to Company assets must at all times follow prescribed procedures for recording, handling and protecting such assets.


      Employees must ensure that Company assets, including personal computers, computer software and recorded information, are used only for legitimate Company business purposes.


      Where an Employee's position requires spending Company funds, it is the individual's responsibility to use good judgement on the Company's behalf and to ensure that appropriate value is received by the Company for such expenditures.



      If an Employee becomes aware of any evidence that Company assets may have been used in any fraudulent or improper manner, the Employee must immediately advise the Company as set out in the Contravention of the Code section of this booklet.


      USING TECHNOLOGY

      APPROPRIATELY

      The Internet, our intranet and email are increasingly important business resources and provide unprecedented access to information. However, it is possible that this technology may be abused.


      The Company's electronic communications systems are Company property and should be used primarily for Company business purposes. Incidental appropriate personal use is permitted provided it does not interfere with an Employee's business activity or the Company's business applications. To monitor personal use, certain Employees are authorized to check individual Internet activity and email content periodically.


INTEGRITY OF BOOKS AND RECORDS

      Accurate and reliable records of many kinds are necessary to meet the Company's legal and financial obligations and to manage its affairs.


      The Company's books and records should reflect all business transactions in an accurate and timely manner in accordance with Company policies. Undisclosed or unrecorded revenues, expenses, assets or liabilities are not permissible, and the Employees responsible for accounting and record-keeping functions are expected to be diligent in enforcing proper practices.


FRAUDULENT ACTS


      MB has internal controls governing fraud (or suspected fraud) committed by Employees and by outsiders against MB, its Employees or agents. Fraud includes criminal deception, the use of false representations to gain unjust advantage, and dishonest schemes or tricks. Examples of fraudulent acts include, but are not limited to, the following:


            - Forgery or alteration of any document or account belonging to the Company or its clients.


            - Using any device, scheme or artifice to defraud the Company or its clients.


            - Forgery or alteration of a cheque, bank draft or any other financial instrument or document.


            - Misappropriation of funds, securities, supplies or any other assets of the Company or its clients.


            - Improper handling or reporting of money or financial transactions.

            - Purposefully misleading clients with the intention of depriving them of or resulting in their loss of money or other assets.


            - Uttering an untrue statement of a material fact to the Company or its clients, or omitting to state a material fact necessary in order to make the statements made to the Company or its clients, in light of the circumstances under which they are made, not misleading.



            - Engaging in any act, practice or course of business that operates or would operate as a fraud or deceit on the Company or its clients.



            - Engaging in any manipulative practice with respect to the Company or its clients.


            - Any other dishonest act intended to deprive, mislead or steal for personal or corporate gain.


            - Various acts such as profiting as a result of insider knowledge of investment activities or disclosing to other persons investment activities engaged in or contemplated by the Company or for any of its clients will be handled as fraud.



      Any alleged or suspected fraudulent act must be reported immediately to the Fraud Investigation Officer who is also the Compliance Officer. This officer will be responsible for initiating a prompt investigation and for notifying the President and CEO and the Chief Financial Officer. Employees who are acting in good faith will be protected from mistaken accusations and against any form of retribution for providing information on fraudulent acts. If an Employee is proven to have committed or knowingly concealed fraud, disciplinary action may be taken.

DEALING WITH OUTSIDE PERSONS

                  (b) AND ORGANIZATIONS

                              (i) FAIR COMPETITION

      The Company supports competition based on quality, service and price. It will conduct its affairs honestly, directly and fairly. Employees must not engage in unfair business practices, industrial espionage or commercial bribery.


      Employees involved in business associations may share information, taking care not to disclose information that is confidential or could be competitively disadvantageous to the Company. Maintaining the confidentiality of customer, Employee and supplier information is a key requirement of any information exchange.


                              (ii) COMMUNICATIONS

      The Company strives to achieve complete, accurate and timely communications with all parties with whom it conducts business, as well as government authorities and the public. In addition, prompt internal communication is encouraged.


      A prompt, courteous and accurate response should be made to all proper requests for information and other client communications. Any complaints should be dealt with in accordance with internal procedures established by various operating areas of the Company and by any applicable laws. When communicating on matters that involve Company business, Employees must not presume to speak for the Company on any matter, unless they are certain that the views they express are those of the Company, and that it is the Company's desire that such views be publicly disseminated.


      MEDIA RELATIONS

      In addition to everyday communications with outside persons and organizations, the Company will, on occasion, be asked to express its views to the media. Employees approached by the media should immediately contact a member of the Investment Policy Group for instructions. Members include Doug Mahaffy, Brian Dawson, Peter Kotsopoulos, Mary Hallward, and Bruce Murray.


      When dealing with anyone outside the Company, including public officials, Employees must take care not to compromise the integrity or damage the reputation of the Company, any individual, business or government body.


      As a general rule, the Company's position on public policy or industry issues will be dealt with by a member of the Investment Policy Group.

PRIVACY AND CONFIDENTIALITY

      In the regular course of business, the Company accumulates a considerable amount of client, Employee and other information. The following principles are to be observed together with any policies or laws which may relate to the safeguarding of such information.


      OBTAINING AND SAFEGUARDING INFORMATION

      Only such information as is necessary to the Company's business should be collected, used and retained. When personal information is needed, it should be obtained directly from the person concerned, whenever possible. Only reputable and reliable sources should be used to supplement this information.

      Information should be retained only as long as it is needed or as required by law, and such information should be physically secured and protected.


      Information with respect to any confidential product, plan or program of the Company, or personal information regarding Employees or clients contained in Company files must not be disclosed to any outside person by any Employee unless and until proper authorization for such disclosure has been obtained.


                          (iii) ACCESS TO INFORMATION


      Access to personal information should be limited to those McLean Budden Employees with legitimate business reason to seek the information. Personal information should be used only for the purposes for which it was originally obtained. The written consent of the person concerned should be obtained before there is external disclosure of personal information, unless provided otherwise by legal process or contractual arrangement.


CONTRAVENTION OF
   THE CODE


      The Company's commitment to fair dealing and integrity in the conduct of its business is critical to earning and keeping the trust of its customers. All Employees are responsible for protecting and preserving the Company's integrity by ensuring adherence to the Code. When an Employee suspects that the Code has been contravened by another Employee, the Employee must promptly advise the Chief Financial Officer, without fear of reprisal. The Employee should not confront the individual concerned. By following this process, an investigation will be carried out in an impartial and confidential manner.



      If an Employee believes their own actions have, or may have, contravened the Code, the Employee must advise the Chief Financial Officer.


      THE COMPANY REGARDS ANY CONTRAVENTION OF THE CODE AS A SERIOUS MATTER. EACH SUSPECTED OR ALLEGED CONTRAVENTION REPORTED TO THE COMPANY WILL BE INVESTIGATED WITH THE UTMOST CONFIDENTIALITY. IF NO CONTRAVENTION OF THE CODE IS FOUND TO HAVE OCCURRED, NO ACTION WILL BE TAKEN. IF A CONTRAVENTION OF THE CODE IS FOUND TO HAVE OCCURRED, DISCIPLINARY ACTION MAY BE TAKEN. SUCH ACTION COULD INCLUDE TERMINATION OF EMPLOYMENT AND/OR THE INITIATION OF CIVIL OR CRIMINAL PROCEEDINGS.

                                                                      APPENDIX A

                              MCLEAN BUDDEN LIMITED
                             PERSONAL TRADE REQUEST

I, or a member of my             Obtain appropriate approval      Obtain approval
family, wish to sell the         from manager(s) prior to         from trader prior
following security:              trade date*                      to trade date             Trade Date

(Corp name, quantity
sell)                            Initials              Date       Initials & date

--------------------             ---------             -------    ----------------          -----------

--------------------             ---------             -------    ----------------          -----------

--------------------             ---------             -------    ----------------          -----------

--------------------             ---------             -------    ----------------          -----------

--------------------             ---------             -------    ----------------          -----------

--------------------             ---------             -------    ----------------          -----------

* For Manager Approval

Obtain approvals as follows:

a) Canadian Equity - 1 Value Manager AND 1 Growth Manager

b) Foreign Equity - 1 Foreign Equity Manager

c) Corporate Bonds - 1 Fixed Income Manager

   N.B. If bond is convertible then obtain appropriate approval from Equity Manager as well.

A-  APPROVAL DATES SHOULD BE WITHIN TWO BUSINESS DAYS OF TRADE DATE.

B- FORWARD COMPLETED FORM TO GRANT PATTERSON WITHIN FIVE BUSINESS DAYS OF TRADE DATE.

EMPLOYEE SIGNATURE _____________________________________

EMPLOYEE NAME (PRINT) __________________________________

                                                                    APPENDIX A.1

                              MCLEAN BUDDEN LIMITED
                      PERSONAL TRADE REQUEST - INSTRUCTIONS


Prior to trading an equity security or corporate bond for a personal account, which includes accounts where beneficial interest exists, a McLean Budden employee (or family member living in Employee's home) must complete a Personal Trade Request form.



Company Employee must:


a)    Sign the form and print family name.

b)    Enter name of the security, number of shares or par value to sell.

c) Obtain prior approval from 1 member of the Growth Team and 1 member of the Value Team, plus an Equity Trader for all personal Canadian equity trades. Foreign securities must be approved by 1 Foreign Equity Team member and an Equity Trader. All corporate bond trades must be approved by 1 Bond Manager and 1 Bond Trader. All convertible bond trades must be approved by 1 Bond Manager, 1 member of either the Growth or Value Teams and 1 Bond Trader.

d) Approval will be granted if McLean Budden is not currently trading or planning to trade the specific security in client's accounts in the following ten days.

e)    A manager may not sign her/his own trades or those of her/his family.

f)    Enter trade date, including year.

g) Forward completed Personal Trade Request Form to Grant Patterson within five business days of trade date.

                                                                      APPENDIX B

                              MCLEAN BUDDEN LIMITED
                       LIST OF PERSONAL BROKERAGE ACCOUNTS

From: ____________________

To:   Grant Patterson

Broker name:                          Account #:

Broker name:                          Account #:

Broker name:                          Account #:

Broker name:                          Account #:

Broker name:                          Account #:

Broker name:                          Account #:

Date:       _____________________________

Signature:  _____________________________

                                                                      APPENDIX C

                              MCLEAN BUDDEN LIMITED

   ANNUAL CODE OF BUSINESS CONDUCT AND POLICIES AND PROCEDURES ACKNOWLEDGEMENT


I have read the Code of Business Conduct and the Policies and the Procedures Manual of McLean Budden Limited and understand that full compliance is expected under all circumstances by all Employees of the Company.


I acknowledge (subject to any items listed hereunder as "Exceptions") that I have complied with the Code and that, to the best of my knowledge, I am not involved in any situation that conflicts or might appear to conflict with the Code.

I also agree to notify immediately the Chief Financial Officer of any changes in circumstances that might adversely affect or that might appear to adversely affect my compliance with the Code.


In order to ensure completeness of your records, I am attaching:


      a complete list of all of my holdings of restricted securities as at December 31, _______.

      OR

      a list of all of my personal brokerage accounts as at December 31,
      _______.

Employee Signature: _______________________________

Employee Name (print):_____________________________

Date:_______________________

PLEASE RETURN THIS FORM TO GRANT PATTERSON IN TORONTO.

                                                                      APPENDIX D

                             INITIAL HOLDINGS REPORT

    PLEASE DATE AND SIGN YOUR NAME AT THE BOTTOM OF THIS REPORT AND RETURN TO
                                 GRANT PATTERSON

                       Description of
                          Security                                                    Name of       Name of Account
                        (Mutual Fund,                                             Broker/Dealer,        in Which
                           Stock,                                                 Mutual Fund or     Security Held         Your
Name of Issuer and       Bond, ETF,        Current Number of                           Bank          (If other than    Relationship
  Ticker Symbol           REIT, T-        Shares and Principal       Current      Where Security       your name          to the
 or CUSIP Number          Bill etc)          Amount of Bond           Price           is Held           singly)          Account
------------------     --------------     --------------------       -------      --------------    ---------------    ------------

*
------------------     --------------     --------------------       -------      --------------    ---------------    ------------

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------------------     --------------     --------------------       -------      --------------    ---------------    ------------

------------------     --------------     --------------------       -------      --------------    ---------------    ------------

------------------     --------------     --------------------       -------      --------------    ---------------    ------------

------------------     --------------     --------------------       -------      --------------    ---------------    ------------

------------------     --------------     --------------------       -------      --------------    ---------------    ------------

* List ALL common and preferred shares, mutual funds (excluding MB mutual funds held in your Group RSP or house account), bonds (excluding those issued by the United States government), income trusts and REITS in which the Employee has any direct or indirect BENEFICIAL OWNERSHIP.

                                              Name (Print): ____________________

      Date: ______________________            Signature: _______________________

Note: If you have no securities to report,
please write NONE, date and sign                       PERSONAL AND CONFIDENTIAL

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